Exhibit 23.1



                       Consent of Independent Accountants


We consent to the incorporation by reference in the registration statement of Conning Corporation on Form S-8 (File No. 333-42781) of our report dated March 27, 1998, on our audit of the financial statements of Schroder Mortgage Associates, L.P. as of December 31, 1997 and for the year then ended, which report is included in this Current Report on Form 8-K.



New York, New York                        /s/ PricewaterhouseCoopers LLP
September 2, 1998